Exhibit 4.6

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of [DATE], between NWL Company, LLC, as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller” or “Seller”), and Nomura Commercial Asset Depositor Company LLC, as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the [commercial, multifamily and/or manufactured housing community] mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of [commercial, multifamily and/or manufactured housing community] mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of [DATE] (the “Pooling and Servicing Agreement”), between Nomura Commercial Asset Depositor Company LLC, as depositor (the “Depositor”), [MASTER SERVICER], as master servicer (the “Master Servicer”), [SPECIAL SERVICER], as special servicer (the “Special Servicer”), [OPERATING ADVISOR], as operating advisor (the “Operating Advisor”), [ASSET REPRESENTATIONS REVIEWER], as asset representations reviewer (the “Asset Representations Reviewer”), [CERTIFICATE ADMINISTRATOR], as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator and as custodian (in such capacity, the “Custodian”), and [TRUSTEE], as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof) (except with respect to the definition of “Servicing File,” which for purposes of this Agreement shall not include the documents described in clause (b) in the definition of such term in the Pooling and Servicing Agreement). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to Nomura Securities International, Inc. (“Nomura Securities”), [UNDERWRITER] and [UNDERWRITER]

(collectively in such capacities, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), between the Purchaser, Nomura and the Underwriters. The Purchaser intends to sell the Non-Registered Certificates to Nomura Securities, [INITIAL PURCHASER] and [INITIAL PURCHASER] (collectively in such capacities, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), between the Purchaser, Nomura and the Initial Purchasers. The Certificates are more fully described in (a) that certain prospectus dated [DATE] (together with all annexes and exhibits thereto and information incorporated therein by reference as of the date of filing thereof, the “Prospectus”), relating to the Registered Certificates, and (b) that certain private placement memorandum, dated [DATE] (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain preliminary prospectus, dated [DATE], relating to the Registered Certificates (together with all annexes and exhibits thereto and information incorporated therein by reference as of the last Time of Sale (as defined in the Indemnification Agreement), the “Preliminary Prospectus”), (b) that certain preliminary private placement memorandum, dated [DATE], relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), between the Mortgage Loan Seller, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.                Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. [Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “[____]” (“[____] Mortgage Loan”) is a Joint Mortgage Loan with respect to the Mortgage Loan Seller and was co-originated by [ORIGINATOR] and [ORIGINATOR], and the Mortgage Loan Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns in the original principal amount of $[___] (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder).] The purchase and sale of the Mortgage Loans shall take place on [DATE] or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans, if any, on or before such date, whether or not received, of [(i)] $[___] [plus (ii) $[___], representing the [___]% pari passu interest of the Mortgage Loan Seller in the [___] Mortgage Loan, which pari passu interest is represented by the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns]. The purchase price for the Mortgage Loans shall be a cash amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the Closing Date (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay and/or direct to be paid the cash portion of such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.                Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the satisfaction of the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by the Mortgage Loan Seller and the Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller)[, except any Seller Defeasance Rights and Obligations].

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Mortgage Loan Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

(b)               The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)               In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), the remainder of the Mortgage File for each Mortgage Loan and, except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan as of the Closing Date (which delivery shall be subject to clauses (e) and (f) in the proviso of the definition of “Mortgage File”), any other items required to be delivered or deposited by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be required under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of each of the Mortgage Loan Seller and any other Mortgage Loan Seller with respect to such Joint Mortgage Loan (an “Other Mortgage Loan Seller”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to any Joint Mortgage Loan, the obligations of the Mortgage Loan Seller and any Other Mortgage Loan Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Mortgage Loan Seller or any Other Mortgage Loan Seller may deliver one Mortgage File or one of any other document required to be delivered with respect to such Joint Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for the Mortgage Loan Seller and each such Other Mortgage Loan Seller.

In addition, on or prior to the fifth (5th) Business Day after the Closing Date, the Mortgage Loan Seller, at its expense, shall deliver to the Custodian five (5) limited powers of attorney substantially in the form attached hereto as Exhibit F in favor of the Custodian (on behalf of the Trustee) and the Special Servicer to empower the Custodian (on behalf of the Trustee) and, in the event of the failure or incapacity of the Custodian (on behalf of the Trustee), the Special Servicer, to sign and/or deliver to a third party for submission, or to cause the Custodian to sign and/or deliver to a third party for submission, at the expense of the Mortgage Loan Seller, any Mortgage Loan documents required to be recorded as described in Section 2.01 of the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee (or the Custodian on its behalf)). The Mortgage Loan Seller agrees to reasonably cooperate with the Custodian, the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is one hundred eighty (180) days following the delivery of notice of such absence to the Mortgage Loan Seller, but in no event earlier than eighteen (18) months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian or the Special Servicer, as applicable, shall submit such documents for recording, at the Mortgage Loan Seller’s expense, after the periods set forth above, provided, the Custodian or the Special Servicer, as applicable, shall not submit such assignments for recording if the Mortgage Loan Seller produces evidence that it or a third-party on its behalf has sent any such assignment for recording and certifies that the Mortgage Loan Seller is awaiting its return from the applicable recording office.

(d)               In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, with respect to the delivery of a letter of credit in the manner described in clause (A) of clause (xii) of the definition of “Mortgage File”, the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement and the Pooling and Servicing

Agreement by delivering to the Custodian within ten (10) Business Days following the Closing Date with respect to any such letter(s) of credit a copy of such letter of credit, the transfer documentation and such transmittal communication to the issuing bank indicating that such document has been delivered to the issuing bank for reissuance. If a letter of credit is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver copies of the appropriate transfer or assignment documents to the Custodian promptly following receipt of written notification thereof. If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any transfer fee required in order to transfer the beneficiary’s interest from the Mortgage Loan Seller to the Master Servicer on behalf of the Trust as required hereunder and shall cooperate with the reasonable requests of the Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is reissued to the Master Servicer on behalf of the Trust.

With respect to letters of credit delivered in accordance with subclause (B) of clause (xii) of the definition of “Mortgage File”, within sixty (60) days of the Closing Date or such shorter period as is required by the terms of such letter of credit or other applicable Mortgage Loan documents, the Mortgage Loan Seller shall notify the bank issuing the letter of credit that the Master Servicer on behalf of the Trustee shall be the beneficiary under such letter of credit. Section 3.01(f) of the Pooling and Servicing Agreement requires the Master Servicer to present such letter of credit and the related assignment documentation delivered by the Mortgage Loan Seller to the letter of credit bank issuing such letter of credit and request that such letter of credit bank reissue the letter of credit in the name of “[MASTER SERVICER], as Master Servicer, on behalf of [TRUSTEE], as Trustee, for the benefit of registered holders of [CERTIFICATE CAPTION]”. Section 3.01(f) of the Pooling and Servicing Agreement further requires the Master Servicer to use reasonable efforts to obtain such reissued letter of credit back from the issuing letter of credit bank within sixty (60) days (and in any event within ninety (90) days) following the Closing Date. The Mortgage Loan Seller shall provide such reasonable cooperation as requested by the Master Servicer, including without limitation by delivering such additional assignment or amendment documents required by the issuing bank in order to reissue a letter of credit as provided above.

(e)               [In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as “[___]” and “[___]” on the Mortgage Loan Schedule, each of which is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or otherwise have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Mortgage Loan Seller shall, within forty-five (45) days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice to or make any such required request of the related franchisor (with a copy to the Master Servicer).]

(f)                In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, or make available or cause to be made available to, the Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement, the following items: (i) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, a copy of the Mortgage File for each Mortgage Loan (except that copies of any instruments of assignment that are returned or delivered, as applicable, to the Custodian by the related public recording office in accordance with the requirements of Section 2.01(c) of the Pooling and Servicing Agreement shall be delivered by the Custodian to the Master Servicer) and (ii) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, originals or copies of all financial statements, operating statements, appraisals, environmental reports, engineering reports, Insurance Policies, certificates, guaranty/indemnity agreements, property inspection reports, escrow analysis, tax bills, third-party management agreements, asset summary and financial information on the borrower/sponsor and any guarantor, in each case relating to the origination and servicing of any Mortgage Loan or related Serviced Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Whole Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans or related Serviced Whole Loan(s) (provided that the Mortgage Loan Seller shall not be required to deliver any internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) or underwriting analysis (including documents prepared by the Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents or any documents or materials prepared by it or its Affiliates for internal uses, attorney client communications that are privileged communications or constitute legal or other due diligence analyses or credit underwriting or due diligence analyses or data). In addition, for each Serviced Mortgage Loan, the Mortgage Loan Seller shall, in accordance with Section 2.01(f) of the Pooling and Servicing Agreement, deliver to, and deposit with, or cause to be delivered to, and deposited with, the Master Servicer, within three (3) Business Days after the Closing Date, all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to such Mortgage Loan. In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC® Financial File and CREFC® Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

(g)               Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller. In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust’s ownership of each Mortgage Loan following the Closing Date.

(h)               The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement (except with respect to the Administrative Fee Rate). The Mortgage Loan Seller shall, within fifteen (15) days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach or to shorten the period available to the Mortgage Loan Seller with respect to the cure, repurchase or substitution provisions with respect to a Material Defect set forth in Section 5.

(i)                 [Notwithstanding anything to the contrary, the Purchaser and the Mortgage Loan Seller hereby acknowledge and agree that with respect to each Mortgage Loan subject to defeasance (except with respect to the Mortgage Loan identified on Exhibit A hereto as “[___]”), the Mortgage Loan Seller has retained the right of the lender under the Mortgage Loan documents to receive a percentage of the economic benefit associated with the ownership of the successor borrower, to designate and establish the successor borrower and to purchase (or cause the purchase on behalf of the related borrower of) the related defeasance collateral, in each case if there is a defeasance of such Mortgage Loan (“Seller Defeasance Rights and Obligations”). The Purchaser shall cause the Pooling and Servicing Agreement to provide that: (i) if the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan subject to defeasance, then the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to the Mortgage Loan Seller or its assignee; and (ii) until such time as the Mortgage Loan Seller provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Seller Defeasance Rights and Obligations shall be delivered to the Mortgage Loan Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.]

Section 3.                Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.                Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the date hereof (and, in connection with any replacement of a Defective Loan (as defined in Section 4(f) hereof) with one or more Qualified Substitute Mortgage Loans (also as defined in Section 4(f) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the date hereof, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b)               The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)               The Mortgage Loan Seller hereby represents and warrants, as of the date hereof, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)               The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in each of the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable disclosure requirements of Regulation AB as in effect on the date hereof and for which compliance is required as of the date hereof. As used herein, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

(e)               With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller either (i) represents and warrants that as of the date hereof such Servicing Function Participant is expected to be an Initial Sub-Servicer under the Pooling and Servicing Agreement or (ii) (A) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans and (B) covenants with the Purchaser that, for so long as the Trust is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(f)                The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of any substitution, with respect to any replacement Mortgage Loan (a “Qualified Substitute Mortgage Loan”) that is substituted for a Defective Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a

“Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

(g)               Except for (x) the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information in a data file relating to the Mortgage Loans and (y) the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of underwriting information in loan files for the Mortgage Loans to underwriting information in a data file relating to the Mortgage Loans (such reports, collectively, the “Accountants’ Due Diligence Reports”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accounting firms engaged with respect to the Accountants’ Due Diligence Reports, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(g).

(h)               Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(i)                 Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor a certificate substantially in the form of Exhibit E (which may be sent by email to [EMAIL]).

(j)                 If, as part of an Asset Review of a Mortgage Loan, the Asset Representations Reviewer determines it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, then, upon written request of the Asset Representations Reviewer, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, any such document; provided, that the Mortgage Loan Seller shall be required to deliver such missing document only to the extent that such document is in the possession of the Mortgage Loan Seller, but in any event excluding any documents that contain information that is proprietary to the related originator or the Mortgage Loan Seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, the Mortgage Loan Seller shall make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession).

(k)               Upon the completion of an Asset Review with respect to each Mortgage Loan in accordance with the Pooling and Servicing Agreement and receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay the Asset Representations Reviewer Asset Review Fee for the Mortgage Loans subject to that Asset Review (or, with respect to any Joint Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Joint Mortgage Loan, multiplied by the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest) within sixty (60) days of such written invoice by the Asset Representations Reviewer; provided, that if any fees payable pursuant to this Section 4(k) are paid by the Trust pursuant to Section 12.02(b) of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall reimburse the Trust for the amount of any such fees (or, with respect to any Joint Mortgage Loan, for its Mortgage Loan Seller Percentage Interest of the amount of such fees).

(l)                 The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(m)             The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon any failure by the Mortgage Loan Seller to (A) pay the fees described under Section 4(k) above within sixty (60) days of written invoice by the Asset Representations Reviewer or (B) within sixty (60) days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement), provide all documents required to be delivered by it pursuant to Section 4(h) of this Agreement.

(n)               The Mortgage Loan Seller covenants with the Purchaser that if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as a result of the occurrence of any event that occurred prior to the Closing Date with respect to the Mortgage Loans or the Mortgage Loan Seller (and the Mortgage Loan Seller hereby covenants to promptly notify the Depositor, the Underwriters and the Initial Purchasers of the occurrence of any such event to the extent it has knowledge thereof), an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to be delivered in connection with sales of the Certificates by the Underwriters, the Initial Purchasers or a dealer, in order to correct any untrue statement of a material fact or any omission to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to comply with applicable law, the Mortgage Loan Seller shall do all things necessary (or, with respect to information relating to the Mortgage Loans, provide all information in its possession) to assist the Depositor to prepare and furnish, at the expense of the Mortgage Loan Seller (to the extent that such amendment or supplement relates to the Mortgage Loan Seller, the Mortgage Loans and/or any information describing the same, as provided by the Mortgage Loan Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so contain an untrue statement of material fact or omit to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading or so that the Prospectus or Private Placement Memorandum (as so annexed or supplemented), including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so fail to comply with applicable law. All terms used in this Section 4(n) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement. Notwithstanding the foregoing, the Mortgage Loan Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 4(n). The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(n).

(o)               [Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.]

Section 5.                Notice of Breach; Cure, Repurchase and Substitution. (a) The Mortgage Loan Seller shall, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the Mortgage Loan Seller’s receipt of notice of or, if earlier, the Mortgage Loan Seller’s discovery of, a Material Defect or (ii) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (x) the discovery by the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of the Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at the Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable), at the applicable Purchase Price and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the

Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)); provided, further, that with respect to such Extended Cure Period the Mortgage Loan Seller has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Defect will be cured within the Extended Cure Period; and provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Mortgage Loan Seller to have received the recorded document, then the Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the Mortgage Loan Seller certifies to the Trustee, the Master Servicer, the Special Servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the Certificate Administrator no less than every ninety (90) days, beginning at the end of such Extended Cure Period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Mortgage Loan Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, any Defect or Breach that causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Mortgage Loan Seller are to be remitted by wire transfer to the Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If the Mortgage Loan Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan, agrees to a Loss of Value

Payment, pursuant to any agreement or a settlement between the Mortgage Loan Seller and the Enforcing Servicer on behalf of the Trust (and, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the Enforcing Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Enforcing Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4(k) above attributable to the Asset Review of such Mortgage Loan and not previously paid by the Mortgage Loan Seller. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Mortgage Loan Seller and the Enforcing Servicer on behalf of the Trust. The following terms shall apply to any Loss of Value Payment: (i) prior to any agreement or settlement between the Mortgage Loan Seller and the Enforcing Servicer nothing in this paragraph shall preclude the Mortgage Loan Seller or the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a “qualified mortgage”) may not be cured by a Loss of Value Payment.

The Mortgage Loan Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 5 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect; provided, however, that no limitation of remedy is implied with respect to the Mortgage Loan Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes.

The remedies provided for in this subsection with respect to any Material Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the

Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4(k) above to the extent not previously paid by the Mortgage Loan Seller to the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, that if the Breach relates to a Joint Mortgage Loan, the Mortgage Loan Seller shall only be responsible for its Mortgage Loan Seller Percentage Interest of all such costs and expenses unless such Breach relates solely to the Mortgage Note(s) sold by the Mortgage Loan Seller. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses to the Special Servicer for disbursement to the applicable Persons and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Mortgage Loan Seller.

Notwithstanding anything contained in this Agreement or the Pooling and Servicing Agreement, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect shall relieve the Mortgage Loan Seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan under this Agreement if (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by the Purchaser or any other party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of this Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (it being understood that knowledge shall not be deemed to exist by reason of the Custodial Exception Report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the Mortgage Loan Seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)               Whenever one or more Qualified Substitute Mortgage Loans are substituted for a Defective Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies or such Qualified Substitute Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. No mortgage loan may be substituted for a Defective Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan, in which case, absent a cure of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Periodic Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Periodic Payments due with respect to each corresponding Defective Loan that is purchased or repurchased, as the case may be, or replaced with one or more Qualified Substitute Mortgage Loans (any such Mortgage Loan, a “Deleted Mortgage Loan”) (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Qualified Substitute Mortgage Loans for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)               The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Qualified Substitute Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c)

of the Pooling and Servicing Agreement for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Mortgagor of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File (as such term is defined in the Pooling and Servicing Agreement), together with any Escrow Payments, reserve funds and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)               [Reserved.]

(e)               The Mortgage Loan Seller acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)                The Mortgage Loan Seller (to the extent it receives any request or demand, whether oral or written, that a Mortgage Loan be repurchased or replaced, whether arising from a Material Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Purchaser: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral, between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Cure Period, or, if applicable, any Extended Cure Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Purchaser (subject to Section 5(g)), such other information in the Seller Request Recipient’s possession as would be necessary to permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Cure Period or an Extended Cure Period, the expiration date of such Initial Cure Period or, if applicable, an Extended Cure Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)               The Mortgage Loan Seller and the Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Purchaser with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Mortgage Loan Seller or the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Defect or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Defect.

(h)               The Mortgage Loan Seller shall provide to the Purchaser relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, the Purchaser shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-15G.

(i)                 The Purchaser shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. The Trust’s CIK# is [___].

(j)                 Notwithstanding anything to the contrary herein, the Mortgage Loan Seller’s obligation in respect of a Material Defect with respect to a Joint Mortgage Loan shall be solely in respect of the Mortgage Loan Seller’s pro rata share of such Joint Mortgage Loan based on the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest as of the date hereof in such Joint Mortgage Loan.

(k)               If the Mortgage Note or Mortgage Notes with respect to a Joint Mortgage Loan in favor of the Mortgage Loan Seller and its successors and assigns are repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 5, and any other related mortgage notes evidencing such Joint Mortgage Loan are not repurchased or replaced by any Other Mortgage Loan Seller and any such mortgage note remains in the Trust, then the Mortgage Loan Seller and the Purchaser hereby agree that (i) the provisions in Section 3.30 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of such Joint Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a “Mortgage Loan” (as defined in the Pooling and Servicing Agreement) and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan (or, if the Joint Mortgage Loan was a Non-Serviced Mortgage Loan, a Non-Serviced Pari Passu Companion Loan), (ii) the Mortgage Loan Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.30 as if it were a party to the Pooling and Servicing Agreement and (iii) the Mortgage Loan Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

Section 6.                Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at [TIME], New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)                           All of the representations and warranties of the Mortgage Loan Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)                        All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan

Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)                     The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)                     The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)                       All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)                    The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)                 The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)              Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms; and

(ix)                      The Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.                Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)                          This Agreement, duly executed by the Purchaser and the Mortgage Loan Seller;

(ii)                        Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)                     A Secretary’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits [(A) the resolutions of the board of managers of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B)] the organizational documents of the Mortgage Loan Seller;

(iv)                     A certificate of good standing with respect to the Mortgage Loan Seller issued by the Secretary of State of the State of Delaware not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

(v)                        A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vi)                     A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii)                  A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii)               A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Preliminary Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Preliminary Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Preliminary Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading;

(ix)                      A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the case may be and as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum (as applicable) as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage

Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(x)                         Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of the date thereof;

(xi)                      One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan-related documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii)                   If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Exchange Act; and

(xiii)                Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.                Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the

Mortgage Loan Seller shall provide to the Purchaser and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Exhibit AA or Exhibit BB to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Exhibit CC of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Purchaser, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than five (5) calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 1 of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder.

Section 9.                Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate Cut-off Date Balance of all the Mortgage Loans represents as to the aggregate Cut-off Date Balance of all the mortgage loans of the Trust Fund (the “Cut-off Date Pool Balance”)) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (ix) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; (x) the upfront fee payable to the Asset Representations Reviewer on the Closing Date in the amount agreed by the parties hereto; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.            Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at [NOTICE ADDRESS], or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing; or, if to the Mortgage Loan Seller, addressed to the Mortgage Loan Seller at [NOTICE ADDRESS], or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11.            Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein. The Asset Representations Reviewer shall be an express third party beneficiary of Sections 4(h), 4(j), and 4(k) of this Agreement.

Section 12.            Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.            Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.            Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.            Further Assurances. The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.            Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

Section 17.            Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated as of [DATE] between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

Section 19.            Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States of America or a State of the United States of America.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a State of the United States of America.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.            Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 19, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NWL COMPANY, LLC

By:
Name:
Title:

NOMURA COMMERCIAL ASSET
DEPOSITOR COMPANY LLC

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Exh. A-1

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOAN
SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the date hereof:

(a)               The Mortgage Loan Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)               The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)               The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)               This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)               The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)                No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

Exh. B-1-1

(g)               No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)               The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)                 The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)                 The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)               After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)                 The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)             No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)               The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of New York.

(o)               The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the date hereof:

(a)               The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)               The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)               This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)               No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)               The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)                The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)               The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a

Exh. B-2-1

copy of the final draft of each such Form 15G to Nomura Securities at least [___] business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

(h)               The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Mortgage Loan Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

Exh. B-2-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

[REPRESENTATIONS AND WARRANTIES CONFORMING TO PROSPECTUS DESCRIPTION TO BE ADDED]

Exh. C-1

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

Mortgage Loan Number	Mortgage Loan Name
[___]	[____]

Exh. C-32-1-1

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

Mortgage Loan Number	Mortgage Loan Name
[___]	[____]

Exh. C-32-2-1

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

Mortgage Loan Number	Mortgage Loan Name
[___]	[____]

Exh. C-32-3-1

Exhibit C-32-4

List of Mortgage Loans with Affiliated Mortgagors

Mortgage Loan Number	Mortgage Loan Name
[___]	[___]

Exh. C-32-4-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
[_]	[___] (Loan No. [_])	[____]

Sch. C-1

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

NWL COMPANY, LLC

ASSISTANT SECRETARY’S CERTIFICATE

I, [_____], an Assistant Secretary of NWL Company, LLC, a Delaware limited liability company (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.	Attached hereto as Exhibit A is a true and complete copy of the Certificate of Formation of the Mortgage Loan Seller, which is in full force and effect on the date hereof.
2.	Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated Limited Liability Company Agreement of the Mortgage Loan Seller, which is in full force and effect on the date hereof.
3.	[Attached hereto as Exhibit C is a true and complete copy of resolutions relating to loan sales and securitizations duly adopted by the Board of Managers of the Mortgage Loan Seller as of [DATE]. Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.]
4.	Each person who, as an officer or representative of the Mortgage Loan Seller, signed any document delivered in connection with the [ISSUING ENTITY] transaction was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of [DATE].

Name
Title:
Exh. D-1-1

EXHIBIT D-2

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by NWL Company, LLC (“Nomura”) of the various transactions contemplated by that certain Mortgage Loan Purchase Agreement dated and effective as of [DATE] (the “Mortgage Loan Purchase Agreement”) between Nomura, as seller, and Nomura Commercial Asset Depositor Company LLC, as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as set forth on Schedule C to the Mortgage Loan Purchase Agreement, the representations and warranties of Nomura in or made pursuant to Section 4(a) and Section 4(b) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date, (ii) Nomura has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Nomura. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this [DATE].

NWL COMPANY, LLC

By:
Name:
Title:
Exh. D-2-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE OF
NWL COMPANY, LLC

[DATE]

Nomura Commercial Asset Depositor Company LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019
Attention: [_________]

With copies to the Addressees listed on Schedule A

Re: [ISSUING ENTITY] – Officer’s Certificate Pursuant to Section 4(i) of the Mortgage Loan Purchase Agreement

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of [DATE], and that certain Mortgage Loan Purchase Agreement, dated and effective as of [DATE] (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Mortgage Loan Seller”) and Nomura Commercial Asset Depositor Company LLC. In accordance with Section 4(i) of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller hereby certifies to the parties listed on Schedule A, as follows:

1.	The Mortgage Loan Seller has delivered the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Designated Site (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File constitutes all documents required under the definition of “Diligence File” and such Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Mortgage Loan Seller.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [_] day of [_____], 20[_].

Sincerely yours,

NWL COMPANY, LLC

By:
Name:
Title:

Exh. E-1

SCHEDULE A

LIST OF ADDRESSEES TO BE COPIED

MASTER SERVICER:

Email: [EMAIL]

SPECIAL SERVICER:

Email: [EMAIL]

CERTIFICATE ADMINISTRATOR:

Email: [EMAIL]

TRUSTEE:

Email: [EMAIL]

DIRECTING CERTIFICATEHOLDER:

Email: [EMAIL]

ASSET REPRESENTATIONS REVIEWER:

Email: [EMAIL]

OPERATING ADVISOR:

Email: [EMAIL]

Exh. E-2

EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

TO [CERTIFICATE ADMINISTRATOR] AND [SPECIAL SERVICER] WITH RESPECT TO
[CERTIFICATE CAPTION]

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated and effective as of [DATE] (the “Mortgage Loan Purchase Agreement”), between NWL Company, LLC (“Seller”) and Nomura Commercial Asset Depositor Company LLC (“Depositor”), Seller is selling certain [commercial, multifamily and/or manufactured housing community] mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of [DATE] (the “Pooling and Servicing Agreement”), between the Depositor, [MASTER SERVICER], as master servicer, [SPECIAL SERVICER], as special servicer (the “Special Servicer”), [OPERATING ADVISOR], as operating advisor, [ASSET REPRESENTATIONS REVIEWER], as asset representations reviewer, [CERTIFICATE ADMINISTRATOR], as certificate administrator, as custodian (in such capacity, the “Custodian”), as certificate registrar and as authenticating agent, and [TRUSTEE], as trustee (the “Trustee”), the Trustee, the Custodian and the Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices;

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Custodian (on behalf of the Trustee), acting solely in its capacity as Custodian under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in, and in accordance with Section 1.01 of, the Pooling and Servicing Agreement, and to evidence, provide notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the appropriate filing and recording offices; and (ii) to prepare, execute and file

Exh. F-1

or record in the appropriate public filing or recording offices, as applicable, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Custodian (on behalf of the Trustee) and the Special Servicer only such powers, responsibilities and authority as are set forth in Section 2 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the Special Servicer, acting solely in its capacity as Special Servicer under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Custodian (on behalf of the Trustee) as set forth in the preceding paragraph in the event of the failure or the incapacity of the Custodian to do so for any reason. As between the Special Servicer and any third party, no evidence of the failure or incapacity of the Custodian shall be required and such third party may rely upon the Special Servicer’s written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below. As between Seller, the Depositor, the Special Servicer, the Custodian, the Trust and the Certificateholders, neither the Custodian nor the Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Custodian or the Special Servicer, as applicable, and need not make any inquiry about whether the Custodian or the Special Servicer is acting pursuant to the Pooling and Servicing Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by the Custodian or the Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by the Custodian (on behalf of the Trustee) or the Special Servicer shall be binding on Seller and Seller’s successors and assigns.

Exh. F-2

This Limited Power of Attorney shall continue in full force and effect with respect to the Custodian (on behalf of the Trustee) and the Special Servicer, as applicable, until the earliest occurrence of any of the following events:

(1)	with respect to the Custodian (on behalf of the Trustee), the termination of the Custodian and its replacement with a successor Custodian under the terms of the Pooling and Servicing Agreement;
(2)	with respect to the Special Servicer, the termination of such entity and its replacement with a successor Special Servicer under the terms of the Pooling and Servicing Agreement;
(3)	with respect to the Custodian (on behalf of the Trustee), the appointment of a receiver or conservator with respect to the business of the Custodian, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Custodian;
(4)	with respect to the Special Servicer, the appointment of a receiver or conservator with respect to the business of such entity, or the filing of a voluntary or involuntary petition in bankruptcy by or against such entity;
(5)	with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Trust;
(6)	with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and
(7)	with respect to the Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 7.01(a) of the Pooling and Servicing Agreement with respect to the Special Servicer.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

[Signature on next page]

Exh. F-3

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its officer duly authorized as of _______________, 20[_].

NWL COMPANY, LLC

By:
Name:
Title:
Exh. F-4

ACKNOWLEDGEMENT

STATE OF	)
)ss:
COUNTY OF	)

On this ____ day of _____________ 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he/she is the _______________________ of NWL Company, LLC, and that said instrument was signed on behalf of said entity by authority of its board of directors (or equivalent authorizing parties), and said ___________________ acknowledged said instrument to be the free act and deed of said entity.

Name:
Notary Public in and for said County and State

My Commission Expires:

Exh. F-5